Exhibit 99.1

IDEAYA Biosciences, Inc. Reports Third Quarter 2022

Financial Results and Provides Business Update

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Strong balance sheet of $393.9 million cash, cash equivalents and marketable securities as of September 30, 2022 is anticipated to fund planned operations into 2026
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Reported Phase 2 interim clinical data for darovasertib and crizotinib combination in MUM; subject to FDA guidance, targeting initiation of potential registrational trial for Daro + Crizo in MUM in Q1 2023
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Reported preliminary clinical proof-of-concept supporting potential darovasertib use in (neo)adjuvant uveal melanoma; targeting initiation of company-sponsored trial for Daro in neoadjuvant UM in Q4 2022
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Initiated IDE397 Phase 2 monotherapy expansion cohorts and Phase 1 combination dose escalation cohorts with pemetrexed and taxanes in MTAP-null tumors
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Targeting IND filing in Q4 2022 for PARG development candidate IDE161
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Targeting First-in-Human Phase 1 study initiation in H1 2023 for Pol Theta Helicase inhibitor development candidate, in collaboration with GSK, for solid tumors with HRD
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Hosting IDEAYA Investor R&D Day on Monday, December 12, 2022 at 8:00 am ET

South San Francisco, CA, November 8, 2022– IDEAYA Biosciences, Inc. (Nasdaq:IDYA), a synthetic lethality focused precision medicine oncology company committed to the discovery and development of targeted therapeutics, provided a business update and announced financial results for the third quarter ended September 30, 2022.

“Our clinical portfolio is maturing, with four potential first-in-class clinical-stage programs anticipated in the first half of 2023 – darovasertib (PKC), IDE397 (MAT2A), IDE161 (PARG) and our Pol Theta Helicase inhibitor development candidate. This broad pipeline of precision medicine therapeutics reflects our commitment to develop transformative therapies with the potential to improve patient lives,” said Yujiro S. Hata, President and Chief Executive Officer, IDEAYA Biosciences. “We have built a unique platform in synthetic lethality and an organization with the capabilities to effectively discover and advance our growing preclinical and clinical precision medicine oncology pipeline. Importantly, we own or control all development and commercial rights and interests in our three most advanced programs,” continued Mr. Hata.

IDEAYA’s most advance clinical program is darovasertib, a potential first-in-class small molecule oral protein kinase C (PKC) inhibitor for patients having tumors with GNAQ/11 mutations. The company reported positive Phase 2 interim clinical data for darovasertib and crizotinib synthetic lethal combination in metastatic uveal melanoma (MUM) in September 2022 and is targeting initiation of a potential registrational trial in MUM in the first quarter of 2023. IDEAYA also reported preliminary clinical proof-of-concept for a potential expansion opportunity in

(neo)adjuvant uveal melanoma (UM) and is targeting initiation of company-sponsored trial for darovasertib monotherapy in neoadjuvant UM in the fourth quarter of 2022.

IDEAYA’s clinical pipeline also includes IDE397, a potential first-in-class Phase 2 MAT2A inhibitor, for patients having tumors with MTAP deletion, which represents approximately 15% of all solid tumors. Clinical data from Phase 1 monotherapy dose escalation reflects robust target engagement and an observed therapeutic window, positioning IDE397 to evaluate clinical efficacy – as monotherapy and multiple combination therapies. IDEAYA’s clinical development plan includes an emphasis on combination strategies, based on observed in vivo efficacy in preclinical studies. The company believes that IDE397 combination therapies could potentially enhance clinical efficacy in patients having tumors with MTAP deletion.

The company’s preclinical pipeline includes several potential first-in-class synthetic lethal therapeutics advancing toward the clinic. IDEAYA is targeting an IND in the fourth quarter of 2022 for IDE161, its PARG inhibitor, for patients having tumors with HRD. In collaboration with GSK, the company is targeting first-in-human clinical evaluation in the first half of 2023 for its Pol Theta Helicase inhibitor development candidate in combination with niraparib for patients having tumors with HRD. Its Werner Helicase program continues in collaboration with GSK toward development candidate nomination in 2023.

Program Updates

Key highlights for IDEAYA’s pipeline programs include:

Darovasertib (PKC)

IDEAYA continues to advance its Phase 1/2 clinical trial evaluating darovasertib (IDE196), a potent and selective PKC inhibitor, in combination with crizotinib, a cMET inhibitor, in metastatic uveal melanoma (MUM). The company is also clinically evaluating darovasertib in (neo)adjuvant uveal melanoma (UM) as monotherapy through an investigator sponsor clinical trial (IST).

IDEAYA is planning to initiate a company-sponsored clinical trial to evaluate darovasertib in (neo)adjuvant uveal melanoma. The company is also evaluating other potential darovasertib expansion opportunities, including in cMET driven tumors and in KRAS-mutation tumors.

Darovasertib / Crizotinib Combination Therapy in Metastatic Uveal Melanoma (MUM)

IDEAYA is continuing patient enrollment into the darovasertib / crizotinib combination arm of the Phase 1/2 clinical trial in MUM under clinical trial collaboration and supply agreements with Pfizer, with continued emphasis on enrollment of first-line MUM patients. Highlights:

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IDEAYA presented interim Phase 2 darovasertib and crizotinib clinical combination data in September 2022. The reported data, based on an unlocked database with a data analyses cutoff date of June 26, 2022, showed robust clinical activity. These investigator-reviewed data by RECIST 1.1 include, as of the data analysis cutoff date:

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89% of patients show tumor shrinkage in Any-Line MUM: 31 of 35 evaluable patients showed tumor shrinkage as determined by target lesion size reduction;
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83% Disease Control Rate (DCR) in Any-Line MUM: 29 of 35 evaluable patients showed stable disease or better as determined by target lesion size reduction;
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50% Overall Response Rate (ORR) in First-Line MUM: 4 of 8 evaluable patients had a confirmed partial response;
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31% Overall Response Rate (ORR) in Any-Line MUM: 11 of 35 evaluable patients had a confirmed partial response;
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43% of patients with >30% Tumor Reduction in Any-Line MUM: 15 of 35 evaluable patients observed partial responses with >30% tumor reduction, including 11 confirmed and 4 unconfirmed partial responses;
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Median Study Follow-Up of 6.5 months for First-Line MUM patients and 7.8 months for Any-Line MUM patients;
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Median Duration of Response (DOR) in evaluable First-Line MUM patients has not yet been reached and 4 of 4 patients with confirmed PR’s in First-Line MUM remain in response; median DOR in evaluable Any-Line MUM patients has not yet been reached and 7 of 11 patients with confirmed PR’s in Any-Line MUM remain in response;
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Median Progression Free Survival (PFS) in First-Line MUM patients has not yet been reached and is >5 months in evaluable First-Line MUM patients; median PFS for evaluable Any-Line MUM patients is ~5 months; and
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The darovasertib and crizotinib combination therapy has indicated a manageable adverse event profile in MUM patients (n=37) at the combination expansion doses, with a low rate of drug-related serious adverse events (SAEs) and with no Grade 4 or Grade 5 drug-related adverse events observed as of the data analysis cutoff date of June 26, 2022;
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Targeting initiation of a potential registration-enabling trial for the darovasertib and crizotinib combination in MUM in Q1 2023, subject to FDA feedback and guidance, in collaboration with Pfizer under a clinical collaboration and supply agreement
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In April 2022, the U.S. FDA designated darovasertib as an Orphan Drug in Uveal Melanoma, including MUM

Darovasertib – (Neo)Adjuvant Uveal Melanoma (UM)

IDEAYA is evaluating the potential for darovasertib in neoadjuvant and/or adjuvant uveal melanoma. Highlights:

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(Neo)adjuvant UM represents a significant expansion opportunity – with a potential annual incidence of approximately 8,700 patients aggregate in US and Europe
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Initiated an Investigator Sponsored Trial in coordination with St. Vincent’s Hospital Sydney Limited to evaluate darovasertib monotherapy in (neo)adjuvant UM patients

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Reported preliminary clinical proof-of-concept data in September 2022, with observed clinical activity supporting potential darovasertib use in the (neo)adjuvant uveal melanoma setting. As of a data cut-off date of August 19, 2022, these data include observed tumor shrinkage by investigator review of primary ocular lesions in 5 of 5 (100%) UM or MUM patients treated as monotherapy or in combination with crizotinib and observed improvement in visual symptoms in the affected eye in two MUM patients having intact primary tumors
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Targeting initiation of an IDEAYA-sponsored clinical trial in Q4 2022 to further evaluate darovasertib monotherapy in neoadjuvant UM patients, including potential clinical endpoints such as vision and organ preservation which would be temporally proximal to primary interventional treatments

Darovasertib – Other Potential Indications

IDEAYA is evaluating the potential for darovasertib in other oncology indications, including in cMET-driven tumors and RAS-mutation tumors. Highlights:

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Evaluating darovasertib in combination with crizotinib, an investigational cMET inhibitor, in preclinical studies in cMET-driven tumors, such as NSCLC or HCC. Subject to preclinical evaluation and portfolio priorities, we may evaluate this combination in a Phase 1/2 clinical trial in collaboration with Pfizer under a clinical collaboration and supply agreement
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Evaluating darovasertib in combination with a KRAS inhibitor in preclinical studies in KRAS-driven solid tumors

IDE397 (MAT2A)

IDEAYA is clinically evaluating IDE397, a potent and selective small molecule inhibitor targeting methionine adenosyltransferase 2a (MAT2A), in patients having solid tumors with methylthioadenosine phosphorylase (MTAP) deletion, a patient population estimated to represent approximately 15% of solid tumors. IDEAYA is continuing clinical development of IDE397 in its Phase 1/2 clinical trial, IDE397-001 (NCT04794699). Highlights:

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Patients are being identified by next generation sequencing (NGS) or by MTAP immunohistochemistry (IHC) assay with confirmatory NGS
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Initiated and actively enrolling patients into monotherapy expansion cohorts, with a focus on squamous cell NSCLC and esophagogastric cancer, consistent with preclinical efficacy and translational data
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Initiated combination dose escalation cohorts with enrollment open for combinations of IDE397 with pemetrexed and taxanes, each of which are standard-of-care agents used as early-line therapies in NSCLC, mesothelioma and other solid tumor indications. The combination of IDE397 with pemetrexed is a novel and potential first-in-class combination of a MAT2A inhibitor with an antifolate agent.
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Entered into Clinical Trial Collaboration and Supply Agreement with Amgen to clinically evaluate IDE397 MAT2A inhibitor in combination with AMG 193, Amgen’s investigational small molecule MTA-cooperative inhibitor of PRMT5, in MTAP-null solid tumors. The combination of IDE397 with AMG 193 is a novel and potential first-in-class synthetic lethality combination which targets two distinct and mechanistically complementary nodes of the MTAP methylation pathway – MAT2A and PRMT5, providing a complementary approach for targeting MTAP-deletion tumors.
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IDEAYA owns all right, title and interest in and to IDE397 and the MAT2A program, including all worldwide commercial rights thereto, following GSK waiver in August 2022 of its right to exercise its option to obtain an exclusive license to further develop and commercialize IDE397, as well as other IDEAYA compounds, if any, directly targeting MAT2A
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Demonstrated IDE397 clinical tumor pharmacodynamic modulation based on ctDNA Molecular Responses observed in thirteen evaluable patients with liquid biopsy samples available at baseline and after first treatment cycle, including:
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31% (n=4 of 13) of evaluable patients treated with IDE397 across all dose escalation Cohorts 1 thru 6 observed ctDNA molecular responses
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75% (n=3 of 5) of evaluable patients treated with IDE397 at higher doses in Cohorts 5 and 6 observed ctDNA molecular responses
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100% (n=2 of 2) of evaluable NSCLC patients observed ctDNA molecular responses

PARG

IDEAYA is advancing its poly (ADP-ribose) glycohydrolase (PARG) inhibitor development candidate, IDE161, in patients having tumors with a defined biomarker based on genetic mutations and/or molecular signature. IDE161 is a potential first-in-class PARG inhibitor development candidate for patients having tumors with homologous recombination deficiencies (HRD), including BRCA1 and BRCA2, and potentially other alterations, in solid tumors such as breast cancer or ovarian cancer. PARG is a novel target in the same clinically validated biological pathway as poly (ADP-ribose) polymerase (PARP). IDEAYA owns or controls all commercial rights in its PARG program. Highlights:

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Targeting IND for IDE161 in the fourth quarter of 2022
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Considering potential development approaches based on observed activity of IDE161 in PARPi resistant and/or platinum-resistant tumors, differentiated sensitivity relative to PARP inhibitors, and improved preliminary safety profile relative to PARP inhibitors

Pol Theta

IDEAYA’s DNA Polymerase Theta, (Pol Theta) program targets tumors with BRCA or other homologous recombination (HR) mutations or homologous recombination deficiency (HRD). IDEAYA and GSK are collaborating on ongoing preclinical research and GSK will lead clinical development for the Pol Theta program. Highlights:

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Selected a potential first-in-class Pol Theta Helicase inhibitor development candidate (DC) in collaboration with GSK
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Observed tumor regressions in preclinical combination studies of Pol Theta Helicase DC with niraparib in multiple in vivo PDX and CDX HRD models
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Targeting first-in-human clinical evaluation of Pol Theta Helicase inhibitor DC combination with niraparib in H1 2023 for patients having tumors with HRD
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IDEAYA achieved the first preclinical development milestone in connection with ongoing IND-enabling studies to support evaluation of Pol Theta Helicase Inhibitor DC
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IDEAYA is eligible to receive total development and regulatory milestones of up to $485 million aggregate from GSK, with up to $20 million in aggregate for advancing a Pol Theta Helicase inhibitor from preclinical to early Phase 1 clinical, including up to $10 million aggregate through IND effectiveness

Werner Helicase

IDEAYA is advancing preclinical research for an inhibitor targeting Werner Helicase for tumors with high microsatellite instability (MSI). IDEAYA and GSK are collaborating on ongoing preclinical research, and GSK will lead clinical development for the Werner Helicase program. Highlights:

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Targeting selection of a Werner Helicase development candidate in 2023
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IDEAYA is eligible to receive future development and regulatory milestones of up to $485 million aggregate from GSK, with potential for up to $20 million in aggregate for advancing a Werner Helicase inhibitor from preclinical to early Phase 1 clinical

Other Synthetic Lethality Pipeline Programs

IDEAYA is advancing additional preclinical research programs to identify small molecule inhibitors for an MTAP-synthetic lethality target, as well as for multiple potential first-in-class synthetic lethality programs for patients with solid tumors characterized by proprietary biomarkers or gene signatures.

General

IDEAYA continues to monitor Covid-19 and its potential impact on clinical trials and timing of clinical data results. Initiation of clinical trial sites, patient enrollment and ongoing monitoring of enrolled patients, including obtaining patient computed tomography (CT) scans, may be impacted for IDEAYA clinical trials evaluating IDE397 and darovasertib; the specific impacts are currently uncertain.

Corporate Updates

IDEAYA’s net income was $1.6 million for the three months ended September 30, 2022 and its net loss was $22.1 million for the three months ended June 30, 2022. As of September 30, 2022, the company had an accumulated deficit of $211.2 million.

As of September 30, 2022, IDEAYA had cash, cash equivalents and marketable securities of $393.9 million. IDEAYA believes that its cash, cash equivalents and marketable securities will be sufficient to fund its planned operations into 2026. These funds will support the company’s efforts through potential achievement of multiple preclinical and clinical milestones across multiple programs.

Our updated corporate presentation is available on our website, at our Investor Relations page: https://ir.ideayabio.com/.

Financial Results

As of September 30, 2022, IDEAYA had cash, cash equivalents and short-term marketable securities totaling $393.9 million. This compared to cash, cash equivalents and short-term and long-term marketable securities of $323.8 million at June 30, 2022. The increase was attributable to receipt of aggregate net proceeds of $86.1 million from the sale of shares of IDEAYA common stock in an underwritten public financing in September 2022 and net proceeds of $8.9 million from the sale of shares of IDEAYA common stock under an at-the-market offering program during the three months ended September 30, 2022, partially offset by cash used in operations.

Collaboration revenue for the three months ended September 30, 2022 totaled $29.7 million compared to $5.9 million for the three months ended June 30, 2022. Collaboration revenue was recognized for the performance obligations satisfied through September 30, 2022 under the GSK Collaboration Agreement. The increase was primarily driven by non-recurring revenue recognized upon achievement of the Pol Theta preclinical development milestone, GSK’s waiver of its option related to MAT2A program and an increase in collaboration revenue for R&D services performed related to the Pol Theta and Werner Helicase programs. Generally, revenue recognition related to the GSK Collaboration Agreement, including as related to the previously received upfront payment or to certain development milestone payments, may vary considerably by period and certain components thereof may generally decrease year-over-year as we satisfy remaining performance obligations, for example, relating to the Pol Theta and WRN R&D Services.

Research and development (R&D) expenses for the three months ended September 30, 2022 totaled $22.4 million compared to $22.8 million for the three months ended June 30, 2022. The decrease was primarily due to lower clinical trial and external research expenses, partially offset by higher consulting expenses.

General and administrative (G&A) expenses for the three months ended September 30, 2022 totaled $6.7 million compared to $5.6 million for the three months ended June 30, 2022. The increase was primarily due to higher operational, consulting and personnel-related expenses.

The net income for the three months ended September 30, 2022 was $1.6 million compared to the net loss of $22.1 million for the three months ended June 30, 2022. Total stock compensation expense for the three months ended September 30, 2022 was $3.0 million compared to $3.0 million for the three months ended June 30, 2022.

About IDEAYA Biosciences

IDEAYA is a synthetic lethality focused precision medicine oncology company committed to the discovery and development of targeted therapeutics for patient populations selected using molecular diagnostics. IDEAYA’s approach integrates capabilities in identifying and validating translational biomarkers with drug discovery to select patient populations most likely to benefit from its targeted therapies. IDEAYA is applying its research and drug discovery capabilities to synthetic lethality – which represents an emerging class of precision medicine targets.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to (i) the extent to which IDEAYA’s existing cash, cash equivalents, and marketable securities will fund its planned operations, (ii) the timing of initiation of a potential registrational trial for the darovasertib and crizotinib combination, (iii) the timing of initiation of a company-sponsored trial for darovasertib in a neoadjuvant setting (iv) the timing of submitting an IND for PARG inhibitor, IDE161, (v) the timing of initiation of first-in-human clinical evaluation of Pol Theta inhibitor with niraparib, (vi) the timing and occurrence of the Investor R&D Day, (vii) the timing of identification of a development candidate for a Werner Helicase inhibitor, (viii) the receipt of development and regulatory milestones, and (ix) the impact of COVID-19. Such forward-looking statements involve substantial risks and uncertainties that could cause IDEAYA’s preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including IDEAYA’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, IDEAYA’s ability to successfully establish, protect and defend its intellectual property, the effects on IDEAYA’s business of the worldwide COVID-19 pandemic, the ongoing military conflict between Russia and Ukraine, and other matters that could affect the sufficiency of existing cash to fund operations. IDEAYA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of IDEAYA in general, see IDEAYA’s recent Quarterly Report on Form 10-Q filed on November 8, 2022 and any current and periodic reports filed with the U.S. Securities and Exchange Commission.

Investor and Media Contact

IDEAYA Biosciences
Paul Stone
Senior Vice President and Chief Financial Officer
investor@ideayabio.com

IDEAYA Biosciences, Inc.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2022	2022	2022	2021
Collaboration revenue	$29,699	$5,851	$46,909	$24,979
Operating expenses:
Research and development	22,372	22,796	64,823	42,048
General and administrative	6,667	5,554	18,145	14,830
Total operating expenses	29,039	28,350	82,968	56,878
Income (loss) from operations	660	(22,499)	(36,059)	(31,899)
Interest income and other income, net	955	443	1,605	349
Net income (loss)	1,615	(22,056)	(34,454)	(31,550)
Unrealized loss on marketable securities	(373)	(825)	(3,290)	(57)
Comprehensive income (loss)	$1,242	$(22,881)	$(37,744)	$(31,607)
Net income (loss) per share attributable to common stockholders, basic	$0.04	$(0.57)	$(0.88)	$(0.92)
Weighted-average number of shares outstanding, basic	40,301,568	38,660,971	39,191,098	34,157,578
Net income (loss) per share attributable to common stockholders, diluted	$0.04	$(0.57)	$(0.88)	$(0.92)
Weighted-average number of shares outstanding, diluted	41,109,571	38,660,971	39,191,098	34,157,578

IDEAYA Biosciences, Inc.

Condensed Balance Sheet Data

(in thousands)

	September 30,	December 31,
	2022	2021
	(Unaudited)
Cash and cash equivalents and short-term and long-term marketable securities	$393,935	$368,063
Total assets	410,907	381,347
Total liabilities	42,138	79,833
Total liabilities and stockholders' equity	410,907	381,347